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                                                                   EXHIBIT 10.28

                      ALTERNATIVE ASSET PURCHASE AGREEMENT


         This ALTERNATIVE ASSET PURCHASE AGREEMENT is entered into as of this 5th day of January, 2006 among BRANDYWINE COGNAC I LLC, a Delaware limited liability company ("MERGER SUB"), BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BRANDYWINE OP"), PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("OPERATING PARTNERSHIP"), PRENTISS PROPERTIES REAL ESTATE FUND I, L.P., a Delaware limited partnership ("OTHER SELLER" and, collectively with Operating Partnership, Merger Sub and Brandywine OP, "SELLER") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (together with its successors and assigns, "PRUDENTIAL").

                                    RECITALS

         Reference is made to the Agreement and Plan of Merger dated as of October 3, 2005 by and among Brandywine Realty Trust, Brandywine OP, Merger Sub, Brandywine Cognac II, LLC, Prentiss Properties Trust and Operating Partnership (as it may be amended, the "MERGER AGREEMENT") and the Master Agreement dated as of October 3, 2005 between Brandywine OP and Prudential (as amended, the "MASTER AGREEMENT"). This Agreement is referred to in the Master Agreement as the "ALTERNATIVE ASSET PURCHASE AGREEMENT" and is being delivered in connection with the Merger Agreement and the Master Agreement, in each case subject to the terms and conditions hereof.

         In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

         Section 1. Capitalized Terms. Capitalized terms used in this Agreement without definition shall have the respective meaning given them in the Merger Agreement.

         Section 2. Effectiveness of this Agreement. Notwithstanding anything to the contrary, including, without limitation, the execution and delivery of this Agreement as of the date hereof, this Agreement shall not become effective unless and until the following condition is are satisfied: each of Operating Partnership and Brandywine OP has delivered to Prudential a certification, in form and substance reasonably satisfactory to Prudential, that confirms that all conditions to such party's and its affiliates' obligations to effect the REIT Merger and the OP Merger have been irrevocably satisfied or waived in writing (the "EFFECTIVENESS CONDITIONS"). Upon the occurrence of the Effectiveness Conditions, this Agreement shall become fully effective as if executed and delivered as of such date.

         Section 3. Identification of Specified Assets and Specified Interest. Listed on Exhibit A hereto are certain properties (collectively, the "FEE OWNED PROPERTIES"), which are owned by the entities listed on Exhibit A as the owners thereof (each, a "PROPERTY OWNER"). Listed on Exhibit B hereto is a property commonly known as High Bluff Ridge located in Del Mar, California (the "JOINT VENTURE OWNED PROPERTY") owned by the entity listed thereon as


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the owner thereof (the "JOINT VENTURE PROPERTY OWNER"). The Fee Owned Properties
and all of the right, title and interest of the Company or its Affiliate (the "JOINT VENTURE INTEREST OWNER") in the Joint Venture Owned Property (the "JOINT VENTURE INTEREST") shall be conveyed to one (1) or more entities designated by Prudential (each such entity, a "TRANSFEREE") in accordance with the terms of this Agreement. The Fee Owned Properties are more particularly described below and are referred to in this Agreement with the following and with the Joint Venture Interest, collectively, as the "SPECIFIED ASSETS":

         (a) All of that land more particularly described on Exhibit C and all improvements located thereon (the "REAL PROPERTY");

         (b) All right, title and interest, if any, of the applicable Property Owner, in and to any land lying in the bed of any street, road or access way, opened or proposed, in front of, at a side of or otherwise adjoining the Real Property;

         (c) All right, title and interest of the applicable Property Owner, reversionary or otherwise, in and to all easements in, upon or benefiting the Real Property and all other rights and appurtenances belonging or in any wise pertaining thereto;

         (d) Any condemnation award to be made after the date of this Agreement for any claim of condemnation hereafter occurring, in connection with the Real Property and/or the other interests described in the foregoing subparagraphs 10.01(a) through (c), of this Section 3, and in and to any award for damage hereafter occurring to the Real Property and/or such interests;

         (e) All right, title and interest of the applicable Property Owner in and to any permits, approvals, agreements, rights and entitlements pertaining to the Real Property, in each of the foregoing cases to the extent assignable;

         (f) All right, title and interest of the applicable Property Owner in and to all air rights, water rights and mineral rights with respect to the Real Property or appurtenant to the Real Property;

         (g) Any and all rights to the present or future use of wastewater, drainage, water or other utility facilities that pertain to or benefit the Real Property, including, without limitation, all reservations, credits, commitments or letters covering any such use in the future;

         (h) All right, title and interest of the applicable Owner in and to any and all reversionary rights attributable to the Real Property;

         (i) All right, title and interest of the applicable Property Owner in and to all consents, authorizations, variances or waivers, licenses, credits, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality with respect to the Real Property, in each of the foregoing cases to the extent assignable; and

         (j) All right, title and interest of the applicable Property Owner in and to all contracts, agreements, plans, specifications, site plans, construction drawings, schematics and


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renderings, studies, reports, documents, materials and information, and any other tangible or intangible property, rights and benefits relating to the Real Property, in each of the following cases to the extent assignable.

         Section 4. Conveyance of Specified Assets and Joint Venture Interest; Specified Assets Purchase Price. On the Closing Date (such day, the "SPECIFIED ASSETS CLOSING DATE"), Operating Partnership shall cause to be conveyed by each Property Owner and the Joint Venture Interest Owner to the applicable Transferee(s) such Property Owner's Specified Asset(s). The closing under this
Section 4 (the "SPECIFIED ASSETS CLOSING") shall take place at the offices of Pepper Hamilton LLP, Philadelphia, Pennsylvania or through escrow arrangements that are satisfactory to Seller and Prudential. Each such conveyance by a Property Owner shall be made by delivery and recordation of a deed in the applicable form of Exhibit D hereto (each, a "DEED") and delivery and recordation, if applicable, of the other documents and instruments listed in
Section 6. The conveyance of the Joint Venture Interest by the Joint Venture Interest Owner shall be made by delivery of an assignment of interest in the form of Exhibit E hereto (the "ASSIGNMENT OF INTEREST"). In exchange for the conveyance of all of the Specified Assets in accordance with the terms of this Section, Prudential shall pay or cause to be paid to Operating Partnership the sum of $747,650,417 (the "SPECIFIED ASSETS PURCHASE PRICE"), subject to adjustment as provided in this Agreement and less the outstanding balance of any indebtedness on any of the Specified Assets or 70% of the outstanding indebtedness on the Joint Venture Owned Property that is not repaid in full on or before the Specified Assets Closing Date. The Specified Assets Purchase Price, as adjusted as provided herein, shall be paid by wire transfer of immediately available funds pursuant to wiring instructions provided by Operating Partnership to Prudential in writing not less than two (2) business days prior to the Specified Assets Closing Date.

         Section 5. Prorations and Adjustments.

         (a) Taxes and Assessments. Ad valorem, personal property and similar taxes (including assessments) for the then current tax period relating to the Specified Assets and, to the extent of the Joint Venture Interest, the Joint Venture Owned Property shall be prorated between the applicable Property Owner or other owner and the applicable Transferee at the Specified Assets Closing as of 11:59 p.m. on the day immediately preceding the Specified Assets Closing Date. If the Specified Assets Closing occurs before the tax rate or assessed valuation for a Specified Asset or the Joint Venture Owned Property, as the case may be, is fixed for the then current tax year, apportionment of taxes and other amounts hereunder shall be made on the basis of the tax rate for the preceding year applied to the latest assessed respective valuation of the applicable Specified Asset or the Joint Venture Owned Property, as applicable, and when the tax rate and assessed valuations are fixed for the tax year in which the Specified Assets Closing occurs, Operating Partnership and the applicable Transferee hereby agree to adjust the proration of taxes hereunder and, if necessary, to refund or pay such sums to the other party as shall be necessary to effect such adjustment.

         (b) Rents. All rents and other payments from tenants under the Space Leases affecting the Specified Assets or Operating Partnership's or its Affiliate's interest in the Joint Venture Owned Property shall be prorated between the applicable Property Owner and the applicable Transferee as of 11:59 p.m. on the day immediately preceding the Specified Assets Closing Date. Each


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Property Owner shall be entitled to all rents, charges, and other revenue of any kind attributable to any period under the Leases affecting its Specified Assets to, but not including, the Specified Assets Closing Date. Each Transferee of a Fee Owned Property shall be entitled to all rents, charges and other revenue of any kind attributable to any period under the Leases affecting its Specified Assets on and after the Specified Assets Closing Date. The Joint Venture
Interest Owner and the Transferee thereof shall prorate such rent, charges and other revenue attributable to the Joint Venture Owned Property on a similar basis in accordance with their interests. Rents or other reimbursements due landlord under the Leases affecting Specified Assets not collected as of the Specified Assets Closing Date shall not be prorated at the time of the Specified Assets Closing, but each applicable Transferee shall make a good faith effort (which shall not include bringing legal action against a tenant) to collect the same on the applicable Seller's behalf and to tender the same to Operating Partnership upon receipt (which obligation of such Transferee shall survive the Specified Assets Closing and not be merged therein for a period of four (4) months); provided, however, that all rents, escalations and other reimbursements due landlord under the Leases affecting its Specified Assets collected by a Transferee on or after the Specified Assets Closing Date, less the reasonable costs of collection, shall first be applied to all amounts due under the Leases affecting its Specified Assets at the time of collection (i.e., current rents and sums due such Transferee as the current owner and landlord) with the balance (if any) payable to Operating Partnership, but only to the extent of amounts delinquent and actually due to Operating Partnership. The owner of the Joint Venture Interest and the Transferee thereof shall treat rents and other reimbursements due landlord under the Leases affecting the Joint Venture Owned Property on a similar basis in accordance with their interests.

         (c) Security Deposits.

                  (i) At the Specified Assets Closing, each Transferee will receive a credit against the Specified Assets Purchase Price in an amount equal to the amount of the tenant security deposits which are held in the form of cash by the applicable Property Owner pursuant to the Leases affecting its Specified Assets.

                  (ii) With respect to any security deposits held by a Property Owner under any Leases affecting its Specified Assets which are in the form of letters of credit, such Property Owner shall (i) deliver to the applicable Transferee at the Specified Assets Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, (iii) cooperate with the applicable Transferee to change the named beneficiary under such letters of credit to such Transferee, and (iv) at the applicable Transferee's request, until such time as such letters of credit have been properly transferred to such Transferee, draw on such letters of credit in accordance with any request therefor made by such Transferee.

         (d) Leasing Expenses. At the Specified Assets Closing, each Property Owner shall receive a credit (an upward adjustment) with respect to the Specified Assets Purchase Price for any obligations for (i) brokerage commissions or finders' fees and (ii) tenant improvement allowances, in each case, incurred by such Property Owner in entering into Leases affecting its Specified Assets, that were executed on or after October 3, 2005, and (iii) reasonable legal fees, costs and expenses actually incurred by such Property Owner in entering into Leases affecting its Specified Assets which were executed


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on or after October 3, 2005, and with respect to Leases not reflected on
Schedule K, as and to the extent that such legal fees, costs and expenses were expressly approved by Prudential in connection with its approval of such Lease. In addition, the applicable Transferee shall be responsible to pay any brokerage commissions which are due and payable subsequent to the Specified Assets Closing Date in connection with any renewal or expansion of a Lease affecting its Specified Assets. Notwithstanding the foregoing, no Property Owner shall receive a credit at the Specified Assets Closing, or otherwise be entitled to any reimbursement at any other time, for any obligations for (i) brokerage commissions or finders' fees, (ii) tenant improvement allowances incurred by such Property Owner in entering into any Leases affecting its Specified Assets that were executed prior to October 3, 2005, or (iii) legal fees, costs or expenses not described in item (iii) of the first sentence of this subsection
(d). In the event that any obligations described in the preceding sentence are not paid in full by the applicable Property Owner as of the Specified Assets Closing Date, the applicable Transferee shall receive a credit against the Specified Assets Purchase Price in an amount equal to the amount of such unpaid obligations which are attributable to the Leases affecting its Specified Assets. The Joint Venture Interest Owner and the Transferee thereof shall prorate any brokerage commissions, finder's fees, tenant improvement allowances, and legal fees attributable to the Joint Venture Owned Property on a similar basis to that described in this subsection (d) in accordance with their interests.

         (e) Operating Expenses. Operating expenses, including, without limitation, interest on debt assumed by a Transferee, for the Specified Assets and the Joint Venture Owned Property shall be prorated as of 11:59 p.m. on the day immediately preceding the Specified Assets Closing Date. Each Property Owner shall pay all utility charges and other operating expenses attributable to its Specified Assets to, but not including, the Specified Assets Closing Date, and each Transferee shall pay all utility charges and other operating expenses attributable to its Specified Assets on or after the Specified Assets Closing Date. The Joint Venture Interest Owner and its Transferee shall prorate utility charges and operating expenses attributable to the Joint Venture Owned Property on a similar basis in accordance with their interests. To the extent that the amount of actual consumption of any utility services is not determined prior to the Specified Assets Closing Date, a proration shall be made at the Specified Assets Closing based on the last available reading and post-closing adjustments between each Property Owner or the Joint Venture Interest Owner and the applicable Transferee and thereafter a final proration shall be made as described below in subsection (g). No Property Owner shall assign to any Transferee any deposits which such Property Owner has with any of the utility services or companies servicing the Specified Assets. Each Transferee shall arrange with such services and companies to have accounts opened in its name beginning at 12:01 a.m. on the Specified Assets Closing Date.

         (f) Capital Expenditures. Each Transferee shall be entitled to receive a credit against the Specified Assets Purchase Price at the Specified Assets Closing in an amount equal to the amount of capital expenditures, tenant improvement work and other similar expenses which were budgeted to be spent by the applicable Property Owner prior to the Specified Assets Closing Date pursuant to Schedule 5.01 of the Merger Agreement in the event that each of the following conditions is satisfied: (i) such budgeted capital expenditures, tenant improvement work and other similar expenses were not expended by the applicable Seller in accordance with Schedule 5.01 to the Merger Agreement, (ii) the work contemplated by the applicable line item in Schedule 5.01 to the Merger


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Agreement was not completed as of the Specified Assets Closing Date to
Prudential's satisfaction, and (iii) Prudential has not received an explanation satisfactory to Prudential as to why such work has not been completed as of the Specified Assets Closing Date. The Joint Venture Interest Owner and the Transferee thereof shall prorate any such capital expenditures, tenant improvement work and other similar expenses attributable to the Joint Venture Owned Property on a similar basis to that described in this subsection (f) in accordance with their interests.

         (g) Post Closing True Up. The parties agree that all of the prorations required by this Section 5 are, based on the information available to the parties as of Specified Assets Closing Date, as set forth on Schedule K attached hereto. Notwithstanding that agreement, for a period of sixty (60) days following the Specified Assets Closing Date (the "POST CLOSING ADJUSTMENT PERIOD"), each Property Owner, Joint Venture Interest Owner, and each Transferee shall promptly notify each other in the event that such party obtains knowledge that the amount of an item listed in any section of this Section 5 or any estimate thereof as of the Specified Assets Closing Date has proven to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Specified Assets Closing Date). In such event, the Property Owner, Joint Venture Interest Owner, and each Transferee with knowledge of the error shall provide the other parties with notice and reasonable evidence of such error, and the party owing money as a result of such error or adjustment shall thereafter promptly pay to the party owed money as a result of such error or adjustment the sum necessary to correct such error or make such adjustment. Without limiting the foregoing, during the Post Closing Adjustment Period, each Transferee shall have the opportunity to request reasonable evidence that work required by Section 5.01 to the Merger Agreement applicable to its Specified Assets and listed on Schedule K as "Projects Completed" have actually been completed to Transferee's reasonable satisfaction. In the event that a Transferee does not receive evidence that such work has been completed to Transferee's reasonable satisfaction during the Post Closing Adjustment Period, then the applicable Property Owner shall promptly pay the applicable amount reflected on Schedule K for such work to the applicable Transferee.

         (h) This Section 5 shall survive the Specified Assets Closing.

         Section 6. Delivery of Documents by Operating Partnership On the Specified Assets Closing Date, Operating Partnership and Other Seller shall, notwithstanding anything to the contrary, deliver or cause to be delivered to Prudential the following:

         (a) The Deeds and the Assignment of Interest, duly executed and delivered by the applicable Property Owner or the Joint Venture Interest Owner, as the case may be;

         (b) All transfer, recordation and similar tax forms required in connection with the Deeds and the Assignment of Interest, in form and substance reasonably satisfactory to Prudential, duly executed and delivered by the applicable Property Owner or the Joint Venture Interest Owner, as the case may be;


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         (c)      A Bill of Sale in the form of Exhibit F hereto (each, a "BILL
                  OF SALE"), duly executed and delivered by each applicable Property Owner;

         (d) An Assignment of Leases in the form of Exhibit G hereto (each, an "ASSIGNMENT OF LEASES"), duly executed and delivered by each applicable Property Owner;

         (e) An Assignment of Intangibles in the form of Exhibit H hereto (each, an "ASSIGNMENT OF INTANGIBLES"), duly executed and delivered by each applicable Property Owner, together with original copies of all permits, licenses, approvals, contracts and other matters conveyed thereby to the extent reasonably available in Operating Partnership's possession or under Operating Partnership's control;

         (f) All on-site books, records, files and keys related to each Specified Asset and the Joint Venture Owned Property;

         (g) Such affidavits and indemnities as are customarily required by the title insurance company issuing the title insurance policies on the Specified Assets or the Joint Venture Owned Property, including, without limitation, as to parties in possession, mechanic's liens, a gap closing, if applicable, contest of encumbrances and no transfer of the Specified Assets or Joint Venture Owned Property or grant of any option or similar matter, and evidence of each Property Owner's and the Joint Venture Interest Owner's authority to convey the Specified Assets, which affidavits and indemnities are reasonably satisfactory to Prudential and such title insurance company. Notwithstanding the foregoing, with respect to Specified Assets located in Virginia, no Property Owner of any such Specified Asset shall be required to deliver an affidavit covering mechanic's liens on such Specified Asset to the extent resulting from work of a tenant under a lease affecting such Specified Asset;

         (h) A non-foreign affidavit in the form of Exhibit I hereto, duly executed and delivered by each Property Owner and the Joint Venture Interest Owner;

         (i) To the extent obtained by Operating Partnership or its affiliates, the Debt Assignment and Assumption Documents (as defined below) duly executed and delivered by Operating Partnership and all parties thereto other than the applicable Transferee, it being acknowledged by Prudential, however, that it shall not be a condition to Prudential's obligation to close under this Agreement that Operating Partnership deliver any Debt Assignment and Assumption documents Operating Partnership has not been able to obtain despite the efforts required under the Merger Agreement;

         (j) Notices to all tenants under the Space Leases affecting the Specified Properties in the form of Exhibit J hereto, duly executed by or on behalf of each respective Property Owner;


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         (k)      Such other documents and instruments as are customary for real property sales of comparable property in the applicable jurisdiction and may be reasonably required by Prudential or the title company in connection with the transactions contemplated by this Agreement.

         Section 7. Delivery of Documents by Transferees. On the Specified Assets Closing Date, Prudential shall deliver or cause to be delivered to Operating Partnership the following:

         (a) The Assignment of Interest, duly executed and delivered by the applicable Transferee;

         (b) All transfer, recordation and similar tax forms required in connection with the Deeds and the Assignment of Interest, in form and substance reasonably satisfactory to Prudential, duly executed and delivered by the applicable Transferee;

         (c) Each Assignment of Lease, duly executed and delivered by each applicable Transferee;

         (d) Each Assignment of Intangibles, duly executed and delivered by each applicable Transferee;

         (e) The Debt Assignment and Assumption Documents, duly executed and delivered by the applicable Transferees;

         (f) The Closing Statements, duly executed and delivered by each Transferee;

         (g) A certification by Prudential that all representations and warranties of Prudential contained in this Agreement are true and correct;

         (h) The Specified Assets Purchase Price, as adjusted in accordance with this Agreement; and

         (i) Such other documents and instruments as may be reasonably required by Operating Partnership in connection with the transactions contemplated by this Agreement.

         Section 8. Assignment. Operating Partnership and Other Seller `acknowledge and agree that Prudential shall have the right to assign all of its right, title and interest in, to and under this Agreement to one (1) or more entities owned or advised by Prudential or any of its Affiliates (Prudential and each of the foregoing, a "TRANSFEREE"). Upon any such assignment, each applicable Transferee shall succeed to all applicable right, title and interest of Prudential under this Agreement, and each applicable Transferee shall assume all applicable obligations of Prudential under this Article first arising from and after the date of such assignment. No such assignment by Prudential shall release Prudential from its obligations under this Agreement.


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         Section 9. Termination; Remedies. If the Merger Agreement is terminated in accordance with its terms, this Agreement shall be deemed terminated and of no further force or effect, except for any provisions which by their terms are to survive the Specified Assets Closing. Without limiting any other term of this Agreement or any rights at law or in equity, Operating Partnership and Other Seller acknowledge and agree that the terms of this Agreement shall be enforceable by one (1) or more actions in specific performance.

         Section 10. Representations and Warranties. Operating Partnership and Other Seller hereby jointly and severally represent and warrant to Prudential, as of the date on which this Agreement becomes effective and as of the Specified Assets Closing Date, as follows:

         (a) Neither Operating Partnership nor Other Seller is, and is not an affiliate (as defined in Section V(c) of Prohibited Transaction Class Exemption 84-14 ("PTE 84-14")) of, any of the Trustees of the Western Conference of Teamsters Pension Trust Fund. None of Operating Partnership, Other Seller or any affiliate (within the meaning of Part V(c) of PTE 84-14) of either of them has the authority to appoint or terminate Prudential as investment manager of any assets of the Western Conference of Teamsters Pension Trust Fund or to negotiate the terms of any management agreement with Prudential on behalf of the Western Conference of Teamsters Pension Trust Fund, and neither Operating Partnership nor Other Seller is a participating employer in the Western Conference of Teamsters Pension Trust Fund. The transaction contemplated by this Agreement (the "TRANSACTION") is not specifically excluded by
                  Part I(b) of PTE 84-14. Neither Operating Partnership nor Other Seller is a related party of Prudential (as defined by Part V(h) of PTE 84-14). The terms of the Transaction have been negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

         (b) Neither Operating Partnership nor Other Seller is a party in interest (as defined in Section 3(14) of ERISA) with respect to the Virginia Retirement System, the PRISA II 10% Plan or any of the PRISA III 10% Plans (all as defined below), other than by reason of providing services to the Virginia Retirement System, a PRISA II 10% Plan or a PRISA III 10% Plan, as the case may be, or by reason of a relationship to such a service provider described in Section 3(14)(F), (G),
                  (H) or (I) of ERISA. Further, neither Operating Partnership nor Other Seller exercises discretionary authority, control, responsibility or influence with respect to the investment of assets of the Virginia Retirement System, the PRISA II 10% Plan in Prudential Property Investment Separate Account II ("PRISA II") or a PRISA III 10% Plan in Prudential Property Investment Separate Account III ("PRISA III") or has discretionary authority, control, responsibility or influence with respect to the management or disposition of the assets of the Virginia Retirement System, the PRISA II 10% Plan held in PRISA II or a PRISA III 10% Plan held in PRISA III. For purposes hereof, (i) "PRISA II 10% PLAN" shall mean the Virginia Supplemental Retirement System, and (ii) "PRISA III 10% PLANS" shall mean (A) the General Board of Pension and Health Benefits of the United Methodists Church incorporated in Missouri as trustee of certain benefit and pension plans of



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                  the United Methodists Church, (B) STA-ILA of Baltimore Pension
                  Fund, and (C) the New York State Teachers' Retirement System.

         (c) Neither Operating Partnership nor Other Seller is an employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA. None of Operating Partnership's or Other Seller's assets constitute assets of any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA and/or Section 4975 of the Code. Neither Operating Partnership nor Other Seller is a "governmental plan" within the meaning of Section 3(32) of ERISA and none of the Specified Assets or the Joint Venture Owned Property is subject to State statutes regulating the investments of and fiduciary obligations with respect to governmental plans.

         (d) The transactions contemplated by this Agreement, the Merger Agreement and the Master Agreement are exempt from any requirement to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the implementing regulations thereto, 16 C.F.R. parts 801-803, because Operating Partnership and Other Seller have determined that the aggregate fair market value of the non-exempt assets constituting a portion of the Specified Assets of Operating Partnership and Other Seller and the entities controlled by Operating Partnership or Other Seller is less than $53,100,000.

         Section 11. Consent Required Outstanding Indebtedness. Notwithstanding anything to the contrary contained in this Agreement, at all times prior to the Specified Assets Closing Date, Operating Partnership and Other Seller shall use commercially reasonable efforts to obtain the consent to the assumption of each Consent Required Outstanding Indebtedness by the applicable Transferee from each holder thereof and any other necessary party thereto (each, a "REQUIRED DEBT CONSENT"). Neither Operating Partnership nor Other Seller shall have any obligation to pay any assumption fee or other amount due to any holder of any Consent Required Outstanding Indebtedness in order to obtain a Required Debt Consent. Each Required Debt Consent so obtained shall be in form and substance reasonably satisfactory to Prudential. Operating Partnership and Other Seller agree that they shall not modify or permit to be modified any term of the Consent Required Outstanding Indebtedness without Prudential's prior consent. If Operating Partnership or Other Seller is not released from any obligations under a non-recourse carve-outs guaranty pursuant to a Required Debt Consent, Prudential shall indemnify, defend and hold harmless Operating Partnership and/or Other Seller from any and all liability under such guaranty first arising from and after such time as Prudential or the applicable Transferee becomes the borrower thereunder.

         Section 12. Closing Costs. Prudential shall pay or cause to be paid all transfer and similar taxes and fees associated with the direct one (1) time transfer of the Fee Owned Properties and Joint Venture Interest to each Transferee pursuant to the terms of the Master Agreement and this Agreement. Seller expressly retains all liability for all transfer and similar taxes and fees other than those described in the preceding sentence. Each of Operating Partnership, Other Seller and Prudential shall pay their own legal fees and expenses associated with the transactions contemplated by this Agreement. This
Section 12 shall survive the Specified Assets Closing.

         Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable conflict or choice or law rules.

         Section 14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that such transactions are fulfilled to the fullest extent possible.

         Section 15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 16. Entire Agreement; No Third Party Counterparts. This Agreement (including any exhibits and schedules hereto), taken together with the Merger Agreement and the Master Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby and thereby. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 17. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except as expressly permitted herein. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns

         Section 18. Amendment. This Agreement may not be amended except in writing by all parties hereto.



                    [Remainder of page intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

                           MERGER SUB:
                           -----------

                           BRANDYWINE COGNAC I LLC, a Delaware
                           limited liability company


                           By:     /s/ Gerard H. Sweeney
                                   -----------------------------------
                           Name:  Gerard H. Sweeney
                           Title: President and Chief Executive Officer

                           BRANDYWINE OP:
                           --------------

                           BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                           a Delaware limited partnership

                           By: Brandywine Realty Trust, a Maryland corporation, its general partner


                                By:    /s/ Gerard H. Sweeney
                                       --------------------------
                                Name:  Gerard H. Sweeney
                                Title: President and Chief Executive Officer


                           OPERATING PARTNERSHIP:
                           ---------------------

                           PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

                           By:  Prentiss Properties I, Inc., a Delaware
                                corporation, its general partner


                                By:    /s/ Gregory S. Imhoff
                                       -----------------------------------
                                Name:  Gregory S. Imhoff
                                Title: Senior Vice President

                            OTHER SELLER:
                            ------------

                            PRENTISS PROPERTIES REAL ESTATE FUND I, L.P., a Delaware limited partnership

                            By: Prentiss Properties Real Estate Fund I, LLC, a Delaware limited liability company, its general partner

                                 By: Prentiss Properties II, Inc., a Delaware corporation, its member


                                      By:    /s/ Gregory S. Imhoff
                                             -----------------------------------
                                      Name:  Gregory S. Imhoff
                                      Title: Senior Vice President

                            PRUDENTIAL:

                            THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                            By: /s/ James P. Walker
                                --------------------------------------------
                                James P. Walker, Vice President